UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2007
FEDERAL HOME LOAN BANK OF DALLAS
(Exact name of registrant as specified in its charter)

Federally chartered corporation (State or other jurisdiction of incorporation or organization)	000-51405 (Commission File Number)	71-6013989 (IRS Employer Identification No.)

8500 Freeport Parkway South, Suite 600 Irving, TX (Address of principal executive offices)		75063-2547 (Zip Code)
Registrant’s telephone number, including area code:
(214) 441-8500
Former name or former address, if changed since last report:
Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 29, 2007, the Federal Housing Finance Board appointed three individuals to serve on the Board of Directors of the Federal Home Loan Bank of Dallas (the “Bank”). Mary E. Ceverha and Bobby L. Chain were reappointed to fill three-year appointive director terms that begin on January 1, 2008 and Patricia P. Brister was appointed to fill a three-year appointive director term that will commence on that same date.
Ms. Ceverha is Vice Chairman of the Board of Directors of the Bank and has served in that capacity since December 2005. From January 2005 to December 2005, she served as Acting Vice Chairman of the Board of Directors of the Bank. Ms. Ceverha has served on the Bank’s Board of Directors since January 2004. She currently serves as Vice Chair of the Government Relations Committee of Trinity Commons Foundation, Inc., a not-for-profit enterprise organized to coordinate fundraising and other activities relating to the construction of the Trinity River Project in Dallas, Texas. Ms. Ceverha also serves on the Community Advisory Board of the Dallas Heart Disease Prevention Project. She currently serves on all of the committees of the Bank’s Board of Directors and as Vice Chairman of its Executive Committee; at the time of filing this report, it is expected that she will continue to serve on all of these committees in 2008. Ms. Ceverha will continue to serve as Vice Chairman of the Board of Directors in 2008.
Mr. Chain has served on the Bank’s Board of Directors since January 2004. He is the founder, Chairman and Chief Executive Officer of Chain Electric Company, a multi-state commercial, industrial and utility contractor in Hattiesburg, Mississippi. He has served as Chairman and Chief Executive Officer since 1994. Prior to that, he served as President and Chief Executive Officer from the company’s inception in 1955 until 1994. Currently, Mr. Chain serves on the Board of Directors’ Compensation and Human Resources Committee (for which he serves as Vice Chairman) and Audit Committee. At the time of filing this report, it has not been determined whether Mr. Chain will continue to serve on these same committees in 2008.
Ms. Brister previously served a three-year term on the Bank’s Board of Directors from January 2002 through December 2004 and was Vice Chairman of the Bank’s Board of Directors in 2004. In 2006, she was appointed as a United States Ambassador to the United Nations Commission on the Status of Women. Ms. Brister also serves as Chairman of the Board of Directors for Habitat for Humanity St. Tammany West. From 1975 to 2000, Ms. Brister served as Secretary/Treasurer of Brister-Stephens, Inc., a privately owned mechanical contracting company in Covington, Louisiana. She is a past Chairman of the Women’s Build Habitat for Humanity. The committees of the Bank’s Board of Directors to which Ms. Brister will be named have not been determined at the time of filing this report.
Since January 1, 2006, the Bank has not engaged in any transactions with any of the above-named persons or any members of their immediate families that require disclosure under applicable rules and regulations. There are no arrangements or understandings between any of the appointed directors named above and any other persons pursuant to which that director was selected.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas
Date: December 5, 2007	By:	/s/ Tom Lewis
Tom Lewis
Senior Vice President and Chief Accounting Officer